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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1
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
     $304,203,000     Class A 6.85% Asset Backed Notes
      $26,452,783     Class B Fixed Rate Asset Backed Notes
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STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE TRANSFER AND SERVICING
AGREEMENT
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
Payment Date:                                                                           20-Jul-98

(i)    Amount of principal being paid on the Notes:
          (a)  Class A Notes                                                                $0.00
                per $1,000 original principal amount:                                 $0.00000000

          (b)  Class B Notes                                                                $0.00
               per $1,000 original principal amount:                                  $0.00000000

          (c)  Total                                                                        $0.00

(ii)   Amount of interest being paid on the Notes
          (a)  Class A Notes                                                        $1,736,492.13
               per $1,000 original principal amount:                                  $5.70833335

          (b)  Class B Notes                                                          $151,001.30
               per $1,000 original principal amount:                                  $5.70833322

          (c)  Total                                                                $1,887,493.43

(iii)  Balances at the end of the related Collection Period
          (a)  Pool Balance at the end of the related Collection Period           $330,655,783.00
          (b)  aggregate Principal Balance of the Receivables                     $330,523,939.89
          (c)  amount in the Principal Funding Account                                $131,843.11

(iv)   After giving effect to distributions on this Distribution Date:
          (a)  outstanding principal amount of Class A Notes:                     $304,203,000.00
          (b)  Class A Note Pool Factor:                                                1.0000000

(v)    Amount of Servicing Fee being paid:                                            $137,773.24

(vi)   Amount of Administration Fee being paid:                                           $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
          (a) by Transferor                                                                 $0.00
          (b) by Servicer                                                                   $0.00

(viii) Amount of Realized Losses for the Collection:                                        $0.00

(ix)   Ending Reserve Account Balance:                                              $4,742,046.01

(x)    Specified Reserve Account Balance:                                           $4,742,046.01

(xi)   (a)  Noteholders' Class A Interest Distributable Amount:                     $1,736,492.13
       (b)  Noteholders' Class B Interest Distributable Amount:                       $151,001.30
       (c)  Class A Noteholders' Principal Distributable Amount:                            $0.00
       (d)  Class B Noteholders' Principal Distributable Amount:                            $0.00
       (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)                $0.00

(xii)  Deliquency Summary
       (a)  Delinquencies 61 to 90 days                                                     $0.00
       (b)  Delinquencies over 90 days                                                $289,671.00

(xiii) Deliquency Summary - % of aggregate principal balance of the receivables
       (a)  Delinquencies 61 to 90 days                                                     0.00%
       (b)  Delinquencies over 90 days                                                      0.09%
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